                                             Contact:  Paul T. Fink
                                                       Chief Financial Officer
                                                       Photran Corporation
                                                       (612) 469-4880
                                                       (612) 469-4886 (fax)


                  PHOTRAN REPORTS $2.89 MILLION IN NET SALES,
                      $5.28 MILLION NET LOSS FOR 1996

      RESULTS REFLECT REVENUE DROP AND 1ST, 2ND, 3RD QUARTER RESTATEMENTS; SEC INVESTIGATES CERTAIN FINANCIAL IRREGULARITIES IDENTIFIED BY THE COMPANY

      Minneapolis (May 5, 1997) -- Photran Corporation (NASDAQ: PTRN) today reported net sales of $2.89 million, an operating loss of $5.13 million and a net loss of $5.28 million for 1996.

      The 1996 results reflect a 15 percent decrease in revenues compared with 1995, due to a general market-price decline for the TN ITO-coated glass Photran manufactures and also due to a decision by its major customer to move to smaller sheets of glass. Photran expects market prices to begin to recover in the second half of 1997, is pursuing the sale of larger sheets of glass to increase per-unit revenue, and is taking aggressive steps to reduce costs and enhance productivity.

      As anticipated, the year-end results also include restatements of interim results for the first, second and third quarters of 1996. Also as anticipated, Photran reported a net loss for the fourth quarter of 1996, reflecting writedowns of projects that Photran is canceling to better focus its operations. Photran had net sales of $665,349, an operating loss of $4.32 million and a net loss of $4.27 million for the quarter ended Dec. 31, 1996.

      The company said it has been advised that the Securities and Exchange Commission has begun a formal investigation of certain financial and accounting irregularities identified by Photran. To date, Photran has not received notice of the scope of the investigation.

      In March 1997, Photran announced that its board of directors had begun a thorough internal investigation of certain financial and accounting irregularities. The board was assisted by its independent accounting firm, Deloitte & Touche LLP, and Henson & Efron, P.A., a Minneapolis-based law firm.

                                        - more -

Photran Announces 1996 Results . . . /2


      Photran has finished its internal investigation and does not expect further adjustments to 1996 interim results. Photran has found no evidence that any funds are missing. The company said it will cooperate fully with the SEC's inquiry.

      "We're obviously extremely disappointed with our results, which don't reflect either the strengths of our proprietary process technology or the market for our products," said Steven King, a member of the Photran board of directors.

      "Our process technology positions us well in a strengthening market for TN grade ITO-coated glass. At the same time, we're aggressively taking steps to improve cash flow, broaden our customer base and concentrate our resources on opportunities with the greatest profitable growth potential," King said.

      Paul Fink, chief financial officer, added: "Management has three priorities: Increase production, boost productivity and generate a sustainable profit.

      "Our balance sheet is sound, our business prospects are strong and we're taking the right actions to make Photran a focused, efficient and profitable enterprise," he said.

      Fink said the company will continue to record losses over the next few months, before the benefits of productivity initiatives and the start-up of a second production line are expected to begin generating net income in the latter half of 1997.

COMPANY ACTING TO IMPROVE PERFORMANCE

      Over the past two months, Photran has taken several steps to focus its operations, with an emphasis on enhancing its core technologies while boosting manufacturing capacity.

      In March, Photran laid off 21 full-time employees, or roughly 20 percent of its work force. The layoffs primarily affected positions in engineering, machining and research. The company also terminated its lease on a 15,800-square-foot building that housed most of those employees. Management also halted or scaled back some internal engineering projects, and it plans to outsource some of its non-core activities.

      Photran has created an executive committee consisting of the vice president for finance and administration, the vice president for manufacturing and the vice president for technology. The company also has hired a corporate controller.


                                        - more -

Photran Announces 1996 Results . . . /3


      Photran has increased production of TN grade ITO-coated glass on its P-1 manufacturing line by almost 100 percent since the beginning of March 1997. In addition, it expects to begin production on the P-2 line in the second quarter. The company expects to sell this line to Wintek Corporation, its largest customer, for $2.9 million. Photran expects to operate the equipment at its Lakeville facility until the end of 1997.

      "The new line will increase our production capacity from 50,000 to 150,000 pieces of glass per week, positioning us very well in a market where demand is outpacing supply," said Fink. "We're already doing some sample production runs on our P-1 line for new Asian customers."

      Additionally, Photran is actively exploring market opportunities in Europe and the United States. "We're now very cost-competitive, which will serve us well in seeking out new customers," Fink said.

      Once the P-2 line is operational, Photran will finish installing its P-1000 production machine, which will be able to produce as many as 1 million pieces of TN grade ITO-coated glass monthly. The line is expected to be completed by 1997 year-end.

      Photran is re-evaluating its R&D activities and plans to focus on products that build upon its core thin-film glass-coating technologies. Its 1997 efforts will include preparing to produce its ArtGlas-TM-anti-reflective picture-framing glass. It also will continue to pursue plans to augment its TN grade glass with STN grade glass, a higher-quality, higher-margin glass used in flat-panel displays for laptop computers and other high-quality electronics.

      Photran has halted work on, and is reviewing plans for, its ZeroRay-TM-anti-glare filters for computer screens and televisions, Fink said.

1996 YEAR-END AND FOURTH-QUARTER SUMMARIES

      Photran, which went public last May, reported net sales of $2.89 million in 1996. The company had an operating loss of $5.13 million and a net loss of $5.28 million, or $1.25 per share, for the year.

      For the fourth quarter ended Dec. 31, 1996, Photran reported net sales of $665,349 and an operating loss of $4.32 million. It had a net loss of $4.27 million for the three-month period, or $1.00 per share.


                                        - more -

Photran Announces 1996 Results . . . /4


      The fourth-quarter results include equipment write-offs of $1.8 million related to Photran's canceled Chinese joint venture, and an additional $386,000 of write-offs related to the company's ZeroRay project, involving equipment that management has determined to be impaired.

RESTATED 1996 FIRST-,  SECOND- AND THIRD-QUARTER RESULTS

      As a result of its internal investigation, the company has restated interim financial results for the quarters ended March 31, 1996; June 30, 1996; and Sept. 30, 1996.

      Specifically, for the quarter ended March 31, 1996, Photran reduced revenue by $460,491 to reverse sales transactions that did not meet revenue recognition criteria. The company corrected an error in its valuation of raw materials inventory which reduced gross profit by $46,000. In addition, an error in the computation of capitalized interest charged to construction in progress increased interest expense by $84,000. As a result of these adjustments, net income was reduced from $79,029 to a net loss of $217,396, or $.07 per share.

      For the second quarter ended June 30, 1996, the company reversed sales transactions totaling $417,944 because they did not meet revenue recognition criteria. Sales credits of $292,491 related to the first-quarter transactions discussed above also were reversed, while a $166,000 sales transaction from the first quarter was reclassified to the second quarter.
In addition, equipment sales revenue of $910,000 was reversed as the company had not met revenue recognition criteria on an equipment sale. Restated results for this period reduced revenues from $1.65 million to $785,648. Instead of the previously reported net income of $127,143, restated results for the 1996 second quarter reflect a net loss of $423,655, or $.11 per share.

      For the quarter ended Sept. 30, 1996, the company reversed sales transactions totaling $590,914 that did not meet revenue recognition criteria. Credits of $417,944 issued in the third quarter related to second-quarter sales transactions discussed above also were reversed. In addition, equipment sales revenue of $1.14 million as originally reported was reversed to reflect the change to the completed-contract revenue-recognition method on an equipment sale. Due to the restatement, net sales were reduced from $2.07 million to $758,085, and net income was reduced from $184,929 to a net loss of $366,916, or $.07 for the third quarter.


                                        - more -

Photran Announces 1996 Results . . . /5


     Photran has amended its quarterly reports on Forms 10-QSB for the quarters ended June 30, 1996, and Sept. 30, 1996, to reflect all adjustments affecting those two quarters. The previously issued interim financial statements for those periods should not be relied upon.

     Photran Corporation develops, manufactures and markets high performance optical and electrically conducive thin film coated products using a proprietary process technology known as Fuzion-TM- planar magnetron sputtering. The company produces products for the flat-panel display industry.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE TIMELY COMPLETION OF CONSTRUCTION AND INSTALLATION OF THE MANUFACTURING EQUIPMENT, THE SELLING PRICE AND MARKET DEMAND FOR THE COMPANY'S ITO-COATED GLASS AND OTHER FACTORS DISCLOSED THROUGHOUT THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS THAT THE COMPANY ACHIEVES MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS DUE TO SUCH RISKS AND UNCERTAINTIES. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS PRESS RELEASE. READERS ARE URGED TO CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES MADE BY THE COMPANY IN THIS RELEASE, AND IN THE COMPANY'S PAST AND FUTURE REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT ATTEMPT TO ADVISE INTERESTED PARTIES OF THE RISKS AND FACTORS THAT MAY AFFECT THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS.


                                    #  #  #

                               PHOTRAN CORPORATION

                             STATEMENT OF OPERATIONS:

                                     3 Months ended            12 Months ended
                                     Dec. 31, 1996             Dec. 31, 1996

Revenues                                665,349                   2,886,541
COS                                   1,584,365                   3,610,288
Gross profit (loss)                    (919,016)                   (723,748)
Loss from operations                 (4,321,360)                 (5,131,550)
Interest (income) expense               (47,422)                     78,367
Net income (loss)                    (4,273,938)                 (5,281,907)
Net income (loss) per share               (1.00)                      (1.25)


                                    BALANCE SHEET DATA
                                 AS OF DECEMBER 31, 1996


Accounts receivable                                        606,500
Inventory                                                  754,572
Equipment held for sale                                  1,547,426
Property & equipment                                    15,446,311
Customer advances                                        2,260,420
Accumulated deficit                                     (8,718,768)



                                 STATEMENT OF OPERATIONS:

                               3 Months ended March 31, 1996

                                            As
                                        Previously           As
                                         Reported         Restated
                                        ----------        --------

Revenues                                1,137,950          677,459
COS                                       676,782          428,716
Gross profit                              461,168          248,743
Income (loss) from operations             139,867          (72,558)
Interest expense                           60,838          144,838
Net income (loss)                          79,029         (217,396)
Net income (loss) per share                  0.02            (0.07)

                               BALANCE SHEET DATA
                              AS OF MARCH 31, 1996

                                            As
                                        Previously                   As
                                         Reported                 Restated
                                        ----------               ----------

Accounts receivable                        648,446                  187,955
Inventory                                1,347,700                1,486,961
Equipment held for sale                  4,193,096                4,151,096
Property & equipment                     7,754,304                7,692,304
Accumulated deficit                     (3,357,832)              (3,654,257)



                                STATEMENT OF OPERATIONS:

3 Months ended June 30, 1996              6 Months ended June 30, 1996


                                  As                         As
                              Previously       As       Previously      As
                               Reported     Restated     Reported    Restated
                              ----------    --------    ----------   ---------

Revenues                       1,653,101     785,648    2,791,050    1,463,106
COS                            1,206,923     741,619    1,912,281    1,198,911
Gross profit                     446,178      44,029      878,769      264,195
Income (loss) from operations    109,084    (293,065)     248,950     (365,624)
Interest expense (income)        (18,059)     58,600       42,779      203,438
Extraordinary item - loss
  on debt extinguishment            -         71,990           -        71,990
Net income (loss)                127,143    (423,655)     206,171     (641,052)
Net income (loss) per share         0.03       (0.11)        0.06        (0.19)


                                    BALANCE SHEET DATA
                                   AS OF JUNE 30, 1996


                                                        As
                                                    Previously          As
                                                     Reported        Restated
                                                    ----------       ---------

Accounts receivable                                  1,094,881         676,937
Costs & earnings in excess of billings                 410,000
Inventory                                            1,347,700       1,536,380
Equipment held for sale                              4,569,547       5,063,273
Property & equipment                                 9,332,813       9,196,489
Accounts payable                                       813,414         878,774
Customer deposits                                    1,555,435       2,055,435
Accumulated deficit                                 (3,230,690)     (4,077,913)

Year to date results include the effects of a restatement of the first and second quarter interim financial results.

                           STATEMENT OF OPERATIONS:

                                    3 Months ended           9 Months ended
                                    Sept. 30, 1996           Sept. 30, 1996

                                     As                      As
                                 Previously      As      Previously      As
                                  Reported    Restated    Reported    Restated
                                 ----------   --------   ----------   ---------

Revenues                         2,071,055     758,085    4,862,105   2,221,191
COS                              1,616,714     855,589    3,528,996   2,054,501
Gross profit (loss)                454,341     (97,504)   1,333,109     166,690
Income (loss) from operations      107,280    (444,565)     356,229    (810,190)
Interest (income) expense          (77,649)    (77,649)     (34,870)   (125,789)
Extraordinary item - loss
  on debt extinguishment                -           -            -       71,990
Net income (loss)                  184,929    (366,916)     391,099  (1,007,969)
Net income (loss) per share           0.03       (0.07)        0.09       (0.25)



                                             BALANCE SHEET DATA
                                          AS OF SEPTEMBER 30, 1996


                                                     As
                                                 Previously             As
                                                  Reported           Restated
                                                 ----------        -----------
Accounts receivable                               1,085,161            494,247
Costs & earnings in excess of  billings           1,543,636
Inventory                                         1,343,144          1,471,519
Equipment held for sale                           4,781,229          6,024,661
Property & equipment                             10,626,044         10,489,720
Customer advances                                 1,555,435          2,055,435
Accumulated deficit                              (3,045,762)        (4,444,830)


Year to date results include the effects of a restatement of the first, second, and third quarter interim financial results.